Exhibit 10.12

EXECUTIVE EMPLOYMENT AGREEMENT

As of the 13th day of June, 2014, this EMPLOYMENT AGREEMENT is entered into by and FTE Networks, Inc, a Nevada corporation (the “Company”), and Michael Palleschi undersigned individual (“Executive”).

RECITALS

A. The Executive has been elected to continue serve as a director of the Company and the Company desires the Employee Director to continue in such capacity.

B. The Executive has agreed to continue to serve as an executive officer of the Company as the Chief Executive Officer (“CEO”).

C. The Company and Executive desire to enter into this Executive Employment Agreement setting forth the terms and conditions of Executive’s employment with the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

1.           Employment.

(a)          Term. The Company hereby employs Executive to serve as Chief Executive Officer (“CEO”) of the Company. The employment with the Company is period of time commencing June 13, 2014 for a thirty-six (36) month period. After thirty-six (36) months, the Company or the Executive is free to terminate the employment relationship at any time, subject to the other provisions of this Agreement.

(b)          Duties and Responsibilities. Executive will be reporting to the Company’s Board of Directors. Within the limitations established by the Bylaws of the Company, the Executive shall have each and all of the duties and responsibilities of the CEO position and such other duties on behalf of the Company as may be reasonably assigned from time to time by the Company’s Board.

(c)          Location. The location at which Executive shall perform services for the Company shall be 5495 Bryson Drive, Suite 423, Naples, Florida 34109.

2.           Compensation.

(a)          Base Salary. Executive shall be paid a base salary (“Base Salary”) at the annual rate of Two Hundred and Fifty Thousand Dollars ($250,000), with an annual increase of ten percent (10%), payable in weekly installments consistent with Company’s payroll practices. Any accrued salary must be paid out at year-end, each year.

(b)          Additional Compensation. An auto allowance for Executive in the amount of one thousand dollars ($1,000) shall be paid monthly.

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(c)          Payment. Payment of all compensation to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

(d)          Bonus. Executive shall also be entitled to a bonus determined at the discretion of the Board of Directors. The Company shall set proposed milestones and proposed bonuses if those milestones are met, each quarter.

(e)          Equity. Executive shall receive One Hundred Fifty Thousand (150,000) shares of Series D Preferred Stock, issued at the earliest of 24 months from the execution of this document, 30 days prior to any significant conversion event (including stock splits), or upon demand by the Executive, subject to availability of Series D shares.

3.           Other Employment Benefits.

(a)          Business Expenses. Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of his duties under this Agreement.

(b)          Benefit Plans. At the expense of the company, executive shall be entitled to participate in the Company’s medical and dental plans, life and disability insurance plans and retirement plans pursuant to their terms and conditions. Executive shall be entitled to participate in any other benefit plan offered by the Company to its employees during the term of this Agreement (other than stock option or stock incentive plans, which are governed by Section 3(d) below).

(c)          Vacation. Executive shall be entitled to six (6) weeks of vacation each year of full employment, exclusive of legal holidays, as long as the scheduling of Executive’s vacation does not interfere with the Company’s normal business operation& Should such vacation not be taken during the term of this Agreement then said amount shall accrue and the amount due thereunder will be made due and payable at the end of the term of the initial agreement.

(d)          Stock Options. Executive shall be entitled to options to acquire shares of the Common Stock of the Company pursuant to the terms of the Company’s Stock Option Plan, subject to the following terms:

(e)          Executive’s Business Activities. Executive shall devote the substantial portion of his entire business time, attention and energy exclusively to the business and affairs of the Company, Executive may serve as a member of the Board of Directors of other organizations that do not compete with the Company, and may

4.           Termination of Employment.

(a)          For Cause. Notwithstanding anything herein to the contrary, the Company may only terminate Executive’s employment hereunder for cause for any one of the following reasons: (1) conviction of a felony where imprisonment is imposed, (2) commission of any act of theft, fraud, or falsification of any employment or Company records in any material way, (3) Executive’s failure or inability to perform any material reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability, or (4) material breach of this Agreement which breach is not cured within thirty (30) days following written notice of such breach. Upon termination of Executive’s employment with the Company for cause, the Company shall be under no further obligation to Executive for salary or bonus, except to pay all accrued but unpaid base salary, accrued bonus (if any) and accrued vacation to the date of termination thereof.

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(b)          Without Cause. The Company may not terminate Executive’s employment hereunder without cause.

(1)         Termination for Good Reason. If Executive terminates his employment with the Company for Good Reason (as hereinafter defined), he shall be entitled to the vesting stock benefits to be set forth in the Company’s stock option program and severance pay for a period equal to the remaining term of employment, as set forth in paragraph 1(a). For purposes of this Agreement, “Good Reason” shall mean any of the following: CO the acquisition of the Company by merger, sale of all or substantially all of the Company’s assets, (ii) reorganization of the Company resulting in a change of 50% or more in the ownership of the Company’s stock.(iii) relocation of the Company’s executive offices more than thirty (30) miles from the current location, without Executive’s concurrence; (iv) any material breach by the Company of this Agreement (v) a material change in the principal line of business of the Company, without Executive’s concurrence, or (vi) any significant change in the Executive’s duties and responsibilities.

(c)          Termination upon Change of Control. If the Executive’s employment is terminated by the Company or by the Executive for Good Reason in connection with a Change in Control, the Executive shall be entitled to Severance Benefits as stated in the Termination Benefits section.

(1)         Change in Control. For purposes of this Agreement, unless the Board determines otherwise, a Change of Control of the Company shall be deemed to have occurred at such time as:

(2)         Change in Ownership. any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing more than 50% of the Company’s outstanding voting securities or rights to acquire such securities except for any voting securities issued or purchased under any employee benefit plan of the Company or its subsidiaries; or

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(3)         Sale. any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(4)         Liquidation. a plan of liquidation of the Company or an agreement for the sale or liquidation of the Company is approved and completed; or

(5)         Board Determination. the Board determines in its sole discretion that a Change in Control has occurred, whether or not any event described above has occurred or is contemplated.

5.          Disability of Executive. The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than 180 consecutive days. Upon such termination, Executive shall be entitled to severance pay for a period equal to the remaining term of employment, as set forth in paragraph 1(a), all accrued but unpaid Base Salary, accrued bonus (if any) and accrued vacation.

6.          Death of Executive. In the event of the death of Executive, the Company’s obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days the Company shall pay to Executive’s heirs or personal representatives Executive’s severance pay for a period equal to the remaining term of employment, as set forth in paragraph 1(a), and accrued vacation accrued to the date of death.

7.          Confidential Information and Invention Assignments. Executive has executed a Confidential Information and Invention Assignment Agreement (the “Confidential Information and Invention Assignment Agreement”). The obligations under the Confidential Information and Invention Assignment Agreement shall survive termination of this Agreement for any reason.

8.          Assignment and Transfer. Executive’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void.

9.          No Inconsistent Obligations. Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

10.         Miscellaneous.

(a)          Indemnification Agreement. The Company at its sole expense agrees to maintain insurance protecting its officers and directors against all losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened to be made parties (“D & O Insurance”). In addition to D&O Insurance covering Executive, the Company hereby agrees to indemnify, defend and hold harmless Executive, in his capacity as an officer and director, from any and all liability, attorney fees, costs and costs arising out of any and all transactions, events or occurrences including but not limited to personal guarantees to which Executive executed in the past or shall execute in the future. The Company obligates itself to indemnify, defend and hold harmless, and to advance expenses and other sums on behalf of Executive to the fullest extent permitted by applicable law in consideration for Executive serving or continuing to serve the Company free from undue concern of any personal liability or costs of any nature.

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(b)          Dispute Resolution: Arbitration. Any controversy, dispute or claim arising out of or related to this Agreement or breach of this Agreement shall be settled solely by confidential binding arbitration by a single arbitrator in accordance with the commercial arbitration rules of American Arbitration Association in effect at the time the arbitration commences. The award of the arbitrator shall be final and binding. No party shall be entitled to, and the arbitrator shall not be authorized to, award costs of a party (including, without limitation, attorneys’ fees). The arbitration shall be held in Bethlehem, PA. The arbitrator shall not be required to provide support or explanation for his award.

(c)          Governing Law/jurisdiction/Venue. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles. The Parties (a) consent to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, Lehigh County, in any action arising out of or relating to this Agreement including the jurisdiction and venue in connection with Section 10 (b) Resolution: Arbitration; (b) both Parties waive any objection they might have to jurisdiction or venue of such forums or that the forum is inconvenient; and (c) agree not to bring any such action in any other jurisdiction or venue to which either party might be entitled by domicile or otherwise.

(d)          Entire Agreement. Except with respect to the Stock Option Plan and Stock Option Agreement referenced in Section 3(d), this Agreement, together with the Confidential Information and Invention Assignment Agreement and Indemnification Agreement referred to in Section 11(a), contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

(e)          Amendment. This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company.

(f)          Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

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(g)          Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

(h)          Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

(i)          Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

(j)          Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Executive’s residence (as noted in the Company’s records), or to the Company’s principal office, as the case may be.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

FTE NETWORKS, INC.		EXECUTIVE

By:	/s/ Michael Palleschi	By:	/s/ Michael Palleschi
	Michael Palleschi, CEO and Chairman		Michael Palleschi

FTE NETWORKS, INC.

By:	/s/ David Lethem
David Lethem, CFO

FTE NETWORKS, INC.

By:	/s/ John G. Klumpp
John G. Klumpp, Director

Date: June 13, 2014

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